UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As reported in Item 5.02 of this Current Report Form 8-K, Richard LaBarbera was appointed Chief Operating Officer by the Company’s Board of Directors, effective February 13, 2006. In connection therewith, the Company entered into an Employment Offer Letter with Mr. LaBarbera, dated February 13, 2006. A description of the material terms of Mr. LaBarbera’s employment with the Company is set forth in Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 13, 2006, the Board of Directors of Kintera, Inc. (the “Company”) appointed Mr. Richard LaBarbera as Chief Operating Officer of the Company. Prior to joining the Company, from October 1997 to November 2000, Mr. LaBarbera, 56, served as senior vice president and general manager of Sybase Inc.’s (NYSE: SY) enterprise solutions division, which was responsible for approximately $800 million of Sybase revenue. In this role, Mr. LaBarbera had direct responsibility for product development, product marketing, worldwide sales, support, education and global professional services functions. Mr. LaBarbera joins the Company from Echopass Corporation, an integrated customer relationship management (CRM) software company, where he served as chief operations and services officer from July 2004 to February 2006. At Echopass, Mr. LaBarbera’s responsibilities included client renewals, customer service, professional services, support, custom application development, IT operations and provisioning. From November 2000 to August 2002, Mr. LaBarbera served as president of Niku Corporation, an enterprise software company now part of Computer Associates, that addresses client needs for CRM, portfolio management, resource and project management, and IT management and governance. While at Niku, Mr. LaBarbera was responsible for all operational components of the business, including development, marketing, sales, telesales, professional services and support. In addition, LaBarbera has served in executive roles at Siemens Nixdorf/Pyramid, Octel Communications, Amdahl, Storage Technology Corporation and IBM. Mr. LaBarbera has also served as an advisor and executive consultant to numerous technology companies including Xinify, Value Stream Group and Front Range Solutions. Mr. LaBarbera holds an MBA from Georgia State University.

Mr. LaBarbera will receive an annual salary of $300,000 and will be eligible for an annual performance based bonus of up to fifty percent of his base salary based on financial and other performance criteria to be established by the Company’s Chief Executive Officer. In addition, Mr. LaBarbera will be granted, subject to the approval of the Company’s Board of Directors, an option to purchase 325,000 shares of the Company’s common stock under the Company’s 2003 Equity Incentive Plan, which shares shall vest over a four year period. In the event of termination without Cause (as such term is defined in the Company’s Stock Option Agreement to its 2003 Equity Incentive Plan), Mr. LaBarbera shall receive severance payments equal to fifty percent of his then current base salary plus health and dental premiums through COBRA for a period of up to six months. In addition, subject to certain conditions, the Company will reimburse Mr. LaBarbera for certain documented relocation costs and expenses.

The Company issued a press release on February 13, 2006 regarding Mr. LaBarbera’s appointment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Kintera, Inc. issued on February 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINTERA, INC.

Date: February 13, 2006	/s/ Richard Davidson
Richard Davidson Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release of Kintera, Inc. issued on February 13, 2006.